UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 24, 2023
SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

000-25121	41-1597886
(Commission File Number)	(IRS Employer Identification No.)
1001 Third Avenue South, Minneapolis, MN  55404
(Address of principal executive offices) (Zip Code)
(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 27, 2023, Sleep Number Corporation (the “Company”) issued a press release that, among other things, discloses that the Company estimates, based on its preliminary results, full year 2022 net sales of $2,037 million and earnings per diluted share of $1.60. The press release also announces the details for accessing the Company’s fiscal fourth quarter and full year 2022 earnings conference call, scheduled for February 22, 2023 at 5:00 p.m. EST. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

These preliminary financial results are based on the Company’s current estimate of its results for the year ended December 31, 2022, and remain subject to change based on the completion of closing and audit procedures.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
         DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
         ARRANGEMENTS OF CERTAIN OFFICERS.
On January 24, 2023, the Company appointed Chris Krusmark as the interim Chief Financial Officer (CFO) of the Company to succeed David Callen, who will be stepping down as CFO, in each case effective as of January 30, 2023. The Company has engaged Korn Ferry, a leading executive search firm, and is conducting a search process to fill the CFO role on a permanent basis.

Krusmark, 43, is currently serving as the Company’s Executive Vice President and Chief Human Resources Officer, a role he has held since July 2020. Previously, Krusmark served as the Company’s Vice President of Sales Operations, Field Services and Training. Krusmark started with the Company in 2005 and held several financial leadership roles supporting operations, sales, real estate, marketing, and product innovation. Prior to joining Sleep Number, Krusmark served in the assurance and advisory practices as a Certified Public Accountant with EY and Arthur Andersen.

Callen will continue to serve in an advisory role to the Company through March 3, 2023, supporting the transition and the Company’s reporting of its fiscal year 2022 financial results. While serving in this role, Callen will continue to receive his current base salary and be eligible to vest in his outstanding Company equity awards. At the conclusion of this service, Callen will be eligible to receive the non-change in control severance payments and benefits provided under the Company’s Executive Severance Pay Plan. Callen’s departure is not the result of any disagreement with the Company on any subject, including its operations, policies or practices.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 27, 2023 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: January 27, 2023	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Executive Vice President and Chief Legal and Risk Officer